UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2007

ETHANEX ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-129810	20-5458472
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Executive Offices)	(Zip Code)

(913) 724-4106

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 18, Ethanex Energy, Inc. (the “Company”) sent written notice to Austin AECOM (“Austin”), authorizing Austin to proceed with the next phase of its work under the terms of a letter agreement between Austin and the Company, dated April 2, 2007 (the “Letter Agreement”). As a result of this written authorization, the Company may incur total fees of more than $500,000 for Austin’s work under the Letter Agreement. (To date, the Company has paid Austin approximately $125,000 for its preliminary work and, prior to sending Austin the June 18 written authorization, had no obligation to proceed with further work with Austin under the Letter Agreement or otherwise.) As a result of its decision to authorize Austin to proceed with significant additional work, the Company now considers the Letter Agreement to be a material definitive agreement, and a copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Letter Agreement, Austin has agreed to provide services to the Company that will enable it to engineer, construct, commission and start up an ethanol production facility in Waltonville, Illinois. The services to be provided by Austin would include planning, engineering, procurement, construction and commissioning of the proposed plant. The Letter Agreement was intended to provide the Company and Austin with a general understanding pursuant to which the parties could work together until a definitive engineer, procure and construct agreement (the “Definitive EPC Agreement”) could be negotiated and signed.

The Letter Agreement contained certain milestones, one of which required Austin to validate its target price (+/-15%) and schedule for its services, which was to be completed by May 25, 2007. After that milestone was reached, the Company had the option to cancel the Letter Agreement and terminate the relationship with Austin. After receiving the validated target price (+/-15%) and schedule, the Company elected to authorize Austin to proceed with work and to proceed toward the negotiation and execution of the Definitive EPC Agreement to construct a 132 million gallons per year denatured ethanol facility. Construction of an ethanol plant in Waltonville, Illinois remains subject to various risks, some of which are outside of our control, including our ability to obtain adequate financing and the results of Austin’s further work.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement, dated April 2, 2007, by and between Ethanex Energy, Inc. and Austin AECOM.

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SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANEX ENERGY, INC.

Date: June 22, 2007	By:	/s/ Albert W. Knapp
Name: Albert W. Knapp
Title: Chief Executive Officer

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